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Contacts
Celera Genomics Investors & Media           Celera Diagnostics Investors
Robert Bennett                              Peter Dworkin
240.453.3990                                650.554.2479
robert.bennett@celera.com                   dworkipg@applera.com

                                            Celera Diagnostics Media
                                            Lori Murray
                                            650.638.6130
                                            murrayla@applera.com


FOR IMMEDIATE RELEASE

                     CELERA GENOMICS AND CELERA DIAGNOSTICS
                DISCUSS STRATEGY & PROGRESS AT INVESTOR MEETING

ROCKVILLE, MD and ALAMEDA, CA - December 17, 2002 - As announced on December 10, 2002, Applera Corporation will webcast a meeting with the investment community today to discuss two of its businesses, Celera Genomics Group (NYSE: CRA) and Celera Diagnostics, a joint venture of Celera Genomics and Applied Biosystems Group (NYSE:ABI), an Applera business. At this event, beginning today at 9 a.m. EST, executives plan to discuss the therapeutic discovery and development strategy of Celera Genomics and provide an update on molecular diagnostics discovery and development programs at Celera Diagnostics. As part of these updates, management also plans to share relevant scientific findings from various Applera projects, including the Applera Genomics Initiative.

"Both of these businesses have made meaningful progress over the past year," said Tony L. White, Chief Executive Officer of Applera Corporation. "Celera Genomics now has a credible and differentiated scientific and business plan to achieve success as a discovery driven biopharmaceutical business. Celera Diagnostics has achieved all the major objectives it established one year ago. Today we are going to review the accomplishments and goals for each business, and discuss the opportunities we have identified for coordinated research in diagnostics and therapeutics."

"Today we also plan to share our concept of targeted medicine, an approach based on the sub-classification of complex diseases and the identification of root causes of disease and disease progression," said Kathy Ordonez, President of Celera Genomics and Celera Diagnostics. "Our goal is to better understand the cause, rather than merely the symptoms, of disease by developing in parallel new molecular diagnostics and therapies to intervene in disease development. This approach has the potential to minimize adverse patient reaction and reduce the risks and costs of clinical trials. We have aligned the research efforts of these two businesses to take advantage of our programs to identify diagnostic markers and therapeutic targets in the short term, and to drive the wider adoption of targeted medicine in the long run."


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Celera Genomics Plan Summary & Research Focus

During the past several months, Celera Genomics' management has refined its business and scientific plan to establish clearer focus, priorities and goals. The plan supports increased investment in clinical programs, greater efficiency and economy in target discovery, and places emphasis on management of Celera's cash as a strategic asset.

"Our goal is to create shareholder value by advancing Celera towards clinical trials and building a portfolio of clinical and pre-clinical compounds. We are focused on ensuring the scientific and commercial potential of each project exceeds its inherent risk," said David Block, M. D., Chief Operating Officer of Celera Genomics. "The business and scientific plan leverages Celera's established strengths in small molecule discovery, target finding and bioinformatics, and capitalizes on our relationship with Celera Diagnostics in a way that should build increasing portfolio value while advancing Celera Genomics towards profitability. For example, we intend to carry our most promising programs at least through Phase IIb trials prior to partnering so we realize greater value."

Celera Genomics is building its product portfolio based on its expertise in protease inhibitors and in certain disease areas--inflammation, coagulation and oncology. Celera Genomics intends to advance its most advanced small molecules programs, such as its Factor VIIa inhibitors for anticoagulation and tryptase inhibitors for asthma and allergic rhinitis, into clinical trials on its own account. To achieve this, the business has redeployed research resources on these and other promising small molecule programs.

"Our new head of development, Dr. Jim Yee, will lead the hiring of additional staff experienced in formulation, drug metabolism and pharmacokinetics, toxicology and clinical development," said Robert Booth, Ph.D., Chief Scientific Officer for Celera Genomics. "By the end of calendar 2005, we plan to have approximately 30 percent of Celera's R&D resources dedicated to preclinical and clinical development and several compounds moving through clinical trials in major disease areas."

For target finding and validation, Celera Genomics has access to comparative genetics, proteomics, genotyping and gene expression platforms integrated through bioinformatics. Going forward, Celera Genomics intends to direct its proteomics effort exclusively towards the identification of differentially expressed cell surface proteins. This class of proteins is believed to represent the most promising targets for near term drug candidates via antibodies. Celera Genomics has validated its proteomics target discovery platform by identifying differentially expressed proteins on the surface of pancreatic cancer cells. These proteins are undergoing further validation to confirm their viability as targets. The proteomics effort is currently focused on lung cancer and should move on to colon cancer in the coming months.

Progress at Celera Diagnostics

Over the past calendar year, Celera Diagnostics has built out its organization, launched new products and established strategic collaborations. Its diagnostic marker discovery facility is fully operational and staffed, and multiple disease association studies are underway. The pharmaceutical, biotechnology and academic collaborations Celera Diagnostics has formed provide access to extensive collections of patient samples. Its new manufacturing facility in Alameda will soon begin operations. It has expanded market access for its products through an alliance with Abbott Laboratories. Celera Diagnostics also established relationships with the major clinical laboratories, LabCorp and Quest, key customers who are positioned to drive adoption of new diagnostic products.


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Last week, Celera Diagnostics received FDA clearance for its ViroSeq(TM) HIV-1
Genotyping System to detect mutations in the HIV-1 viral genome that confer drug resistance. In September 2002, Celera Diagnostics introduced next generation reagents for cystic fibrosis, supplementing its current analyte specific reagent
(ASR) product for diagnosing this disease.

Milestones

Celera Genomics is focused on building its clinical development capabilities, advancing its small molecule pipeline toward clinical trials, and target discovery and validation to sustain the product pipeline in the future. Some of Celera Genomics specific goals for the calendar 2003 include:

         o Celera Genomics expects novel targets from disease association studies, bioinformatics, proteomics and/or comparative genetics to enter target validation. It also plans to complete cell surface proteomic studies in non-small cell lung cancer.

         o Celera Genomics anticipates that at least one of its compounds may enter clinical trials. Celera's partners will make clinical development decisions with respect to partnered compounds. Celera Genomics also plans to initiate at least one new preclinical development program and to make significant progress in building its development organization to support these programs.

Celera Diagnostics intends to direct its efforts toward launching new products and growing its business. Some of Celera Diagnostics' specific goals include:

         o By the end of calendar 2003, Celera Diagnostics intends to complete discovery and replication disease association studies in six disease areas. The first study is in Alzheimer's, to be followed by studies in cardiovascular disease, breast cancer and other diseases.

         o During calendar 2003 Celera Diagnostics anticipates it will launch several new products. It plans to launch hepatitis viral load and hepatitis genotyping tests and, contingent on success in its disease association studies, to commercialize new analyte specific reagents for Alzheimer's disease with its partner LabCorp, and at least one other test for a chronic complex disease.

         o Celera Diagnostics will pursue additional agreements to gain access to large collections of well-characterized patient samples.

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Initial Findings--the Applera Genomics Initiative

The Applera Genomics Initiative (AGI) is a comprehensive program undertaken by the three Applera businesses to discover genetic variations known as single nucleotide polymorphisms (SNPs) located in genes and regulatory regions. These are the SNPs believed most likely to influence gene expression and protein coding, and may contribute to individual differences in susceptibility to diseases, their severity and response to treatment. In addition, the Initiative has begun to shed light on the expression patterns of known and computationally predicted genes.

Under the AGI, Celera has sequenced the coding and regulatory regions of approximately 23,400 genes from a population of 39 individuals and one chimpanzee. The sample size was selected to allow detection of almost all SNPs with an allele frequency of greater than five percent, and more than half of all SNPs with an allele frequency of greater than one percent in the human population. This effort has already led to the identification of over 220,000 SNPs in known and predicted genes. Of this total found to date, about 70 percent are novel compared to public databases, and approximately 15 percent of the SNPs are predicted to cause amino acid substitution in proteins. The final analysis of the sequence data, which should be completed in January 2003, is expected to more than double the number of known functional SNPs available for disease association studies. Applera intends to apply for patent protection on a subset of the novel functional SNPs discovered in this project.

Each Applera business has identified opportunities to develop and market products based discoveries from the AGI. Celera Genomics believes this SNP and expression data can be useful in selecting and validating therapeutic targets, and in the evaluation of toxicity and efficacy of drug candidates. Celera Diagnostics intends to use novel functional SNPs and information on the expression of predicted genes in its disease association studies and to configure new diagnostic markers with medical utility into molecular diagnostic tests. Applied Biosystems continues to develop a series of gene expression and SNP genotyping assays based on these discoveries that are available through its Knowledge Business.

Information Regarding the Webcast

The webcast is scheduled to begin at 9 a.m. EST and to end at approximately 1:00 p.m. EST. Interested parties may access the webcast via the presentations section of either the investor relation site at www.celera.com or at www.appliedbiosystems.com. It is suggested that viewers access the webcast 15 minutes before the start of the broadcast. In addition, a replay of the webcast will be available several hours following the meeting at the same websites mentioned above.

About Celera Genomics, Celera Diagnostics and Applera Corporation

Applera Corporation comprises two operating groups. The Celera Genomics Group, located in Rockville, MD, and South San Francisco, CA, is engaged principally in integrating advanced technologies to discover and develop new therapeutics. Celera intends to leverage its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets and diagnostic marker candidates, and to discover and develop new therapeutics. Its Celera Discovery System(TM) online platform, marketed exclusively through the Applied Biosystems Knowledge Business, is an integrated source of information based on the human genome and other biological and medical sources. The Applied Biosystems Group develops and markets instrument-based systems, reagents, software, and contract services to the life science industry and research community. Applied Biosystems is headquartered in Foster City, CA, and reported sales of $1.6 billion during fiscal 2002. Celera Diagnostics is a 50/50 joint venture between two Applera Corporation businesses, Applied Biosystems and Celera Genomics. Headquartered in Alameda, CA, Celera Diagnostics focuses on discovering novel genetic markers for disease and configuring these into new diagnostic tests to predict, characterize, monitor and select therapy for cardiovascular disease, auto-immunity, central nervous system disorders, and cancer. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at www.applera.com, or by telephoning 800.762.6923. Information about Celera Genomics is available at www.celera.com.


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Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "intend," "anticipate," "should," "plan," and "potential," among others. These forward-looking statements are based on Applera Corporation's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These factors include but are not limited to (1) Celera Genomics expects operating losses for the foreseeable future; (2) Celera Genomics' reliance on Applied Biosystems' emerging Knowledge Business for incremental revenues to Celera Genomics from the Celera Discovery System and Celera Genomics' related information assets; (3) Celera Genomics' and Celera Diagnostics' unproven ability to discover, develop, or commercialize proprietary therapeutic or diagnostic products, (4) the risk that clinical trials of products that Celera Genomics or Celera Diagnostics do discover and develop will not proceed as anticipated or may not be successful, or that such products will not receive required regulatory clearances or approvals; (5) the uncertainty that Celera Genomics' or Celera Diagnostics' products will be accepted and adopted by the market, including the risk that that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (6) reliance on existing and future collaborations, including, in the case of Celera Diagnostics, its strategic alliance with Abbott Laboratories, which may not be successful; (7) Celera Genomics' and Celera Diagnostics' reliance on access to biological materials and related clinical and other information, which may be in limited supply or access to which may be limited; (8) intense competition in the industries in which Celera Genomics and Celera Diagnostics operate; (9) potential product liability or other claims against Celera Genomics or Celera Diagnostics as a result of the testing or use of their products; (10) Celera Genomics' reliance on scientific and management personnel having the training and technical backgrounds necessary for Celera Genomics' business; (11) potential liabilities of Celera Genomics related to use of hazardous materials;
(12) uncertainty of the availability to Celera Genomics and Celera Diagnostics of intellectual property protection, limitations on their ability to protect trade secrets, and the risk to them of infringement claims; (13) Celera Genomics' dependence on the operation of computer hardware, software, and Internet applications and related technology; (14) legal, ethical, and social issues which could affect demand for Celera Genomics' or Celera Diagnostics' products; (15) risks associated with future acquisitions by Celera Genomics, including that they may be unsuccessful; (16) uncertainty of the outcome of existing stockholder litigation; (17) Celera Diagnostics' limited commercial manufacturing experience and capabilities and its reliance on a single manufacturing facility; (18) Celera Diagnostics' reliance on a single supplier or a limited number of suppliers for key components of certain of its products;
(19) the risk of electricity shortages and earthquakes, which could interrupt Celera Diagnostics' operations and (20) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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